Exhibit 99.1

Panomics, Inc.

Consolidated Financial Statements

Year Ended December 31, 2007

Panomics, Inc.

Independent Auditors’ Report

The Board of Directors and Stockholders

Panomics, Inc.

Fremont, California

We have audited the accompanying consolidated balance sheet of Panomics, Inc. as of December 31, 2007, and the related consolidated statement of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Panomics, Inc. at December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has sustained recurring operating losses and is dependent upon proceeds from additional financing to fund its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Seidman, LLP

San Jose, California
May 23, 2008

3

Panomics, Inc.

Consolidated Balance Sheet

December 31,	2007
Assets

Current Assets:
Cash and cash equivalents	$384,149
Restricted cash	95,489
Accounts receivable	1,668,413
Inventories	1,930,186
Prepaid expenses and other current assets	369,890
Total Current Assets	4,448,127
Property and equipment, net	469,017
Restricted cash	128,293
Goodwill	398,326
Intangible assets, net	2,144,882
Other assets	27,835
Total Assets	$7,616,480

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	895,099
Accrued compensation	795,244
Other accrued liabilities	872,798
Payable to stockholders	66,790
Capital lease obligation - current portion	23,308
Loan payable - current portion	1,009,556
Total Current Liabilities	3,662,795

Warrant liability	82,956
Capital lease obligation - net of current portion	50,276
Loan payable - net of current portion	474,851
Total liabilities	4,270,878

Commitments and Contingences (Notes 7, 8, 9 and 11)	—

Stockholders’ Equity:
Redeemable convertible preferred stock, no par value:
56,859,027 authorized; 55,182,609 shares issued and outstanding (aggregate liquidation preference of $32,927,463)	32,539,022
Convertible preferred stock, no par value:
31,062,265 authorized; 1,560,046 shares issued and outstanding (aggregate liquidation preference of $9,227,927)	9,858,193
Common stock, no par value:
125,000,000 authorized; 10,926,670 shares issued and outstanding	23,818,141
Accumulated deficit	(62,869,754)
Total Stockholders’ Equity	3,345,602
Total Liabilities and Stockholders’ Equity	$7,616,480

See accompanying notes to consolidated financial statements.

4

Panomics, Inc.

Consolidated Statement of Operations

Years Ended December 31,	2007

Net Sales	$11,129,879
Cost of Sales	4,890,092
Gross Profit	6,239,787

Operating Expenses:
Research and development	5,556,675
Sales and marketing	5,681,141
General and administrative	1,939,542
Amortization of intangibles	1,037,714
Total operating expenses	14,215,072

Loss from Operations	(7,975,285)

Other Income (Expense)
Interest Expense	(38,501)
Interest Income	97,745
Gain on foreign currency translation	35,787
Total other income	95,031

Net Loss	$(7,880,254)

See accompanying notes to consolidated financial statements.

5

Panomics, Inc.

Consolidated Statement of Stockholders’ Equity

	Redeemable Convertible							Total
	Preferred Stock		Convertible Preferred Stock		Common Stock		Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Deficit	Equity

Balances, December 31, 2006	55,182,646	$32,539,022	1,543,905	$9,631,578	10,926,700	$23,818,141	$(54,989,500)	$10,999,241

Exercise of Series Z preferred stock options at $0.08 to $0.11 per share for cash at various times during the year			16,141	1,534				1,534

Adjustment to Series C redeemable convertible preferred stock and common stock outstanding due to rounding of shares issued from escrow	(37)				(30)			—

Stock-based compensation				225,081				225,081
Net loss							(7,880,254)	(7,880,254)
Balances, December 31, 2007	55,182,609	$32,539,022	1,560,046	$9,858,193	10,926,670	$23,818,141	$(62,869,754)	$3,345,602

See accompanying notes to consolidated financial statements.

6

Panomics, Inc.

Consolidated Statement of Cash Flows

Years Ended December 31,	2007

Cash Flows From Operating Activities:
Net loss	$(7,880,254)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	375,496
Amortization of debt discount	17,363
Stock based compensation expense	225,081
Amortization of intangibles	1,037,714
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(343,311)
Inventories	(888,055)
Prepaids and other assets	(204,893)
Accounts payable	147,774
Accrued compensation and other accrued liabilities	303,411
Net Cash Used in Operating Activities	(7,209,674)
Cash Flows from Investing Activities:
Purchase of property and equipment	(143,988)
Sale of property and equipment	—
Business acquisition, net of cash acquired	(247,544)
Restricted cash	275,622
Net Cash Used in Investing Activities	(115,910)
Cash Flows From Financing Activities:
Gross proceeds from issuance of convertible preferred stock	1,534
Issuance costs	—
Proceeds from loans payable	1,550,000
Payments on capital lease obligation	(2,367)
Net Cash Provided by Financing Activities	1,549,167
Net (Decrease) Increase in Cash and Cash Equivalents	(5,776,417)
Cash and Cash Equivalents, beginning	6,160,566
Cash and Cash Equivalents, ending	$384,149
Supplemental Disclosure of Noncash Financing Activities:
Issuance of warrant to financial institution in connection with credit facility	$82,956
Purchase of assets by capital lease	75,951

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$13,769

7

Panomics, Inc.

Notes to Consolidated Financial Statements

1.                                    Summary of Significant Accounting Policies

Description of the Company and Business - Panomics, Inc. (formerly Genospectra, Inc.) (the “Company”), was incorporated in the state of California on April 21, 2000. The Company sells and develops reagent kits and probe sets that quantitatively measure gene expression, transcription regulation, protein interaction, and cell signaling within cells for use in drug discovery and other research and development applications.  Its principal market is the life sciences research market consisting of drug development companies, government research centers, and universities located mainly in the United States and Europe.  Its primary facilities are located in Fremont, California. The Company also has a sales subsidiary located in Italy. The Company’s revenues, by geographical area, consisted of the following:

Year ended December 31,	2007

North America	$8,807,000
Europe	1,764,000
Asia and others	559,000

$11,130,000

Basis of Consolidation - The accompanying consolidated financial statements include the accounts of our wholly-owned subsidiary, Panomics SRL, located in Italy. All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Company’s most significant estimates relate to valuation and impairment of goodwill and intangible assets, inventory valuation, and the value of our common stock and Series Z preferred stock as a private company and related values assigned to share-based payments. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ significantly from these estimates under different assumptions or conditions.

Research and Development - Research and development costs are expensed as incurred. Research and development expenses include, but are not limited to royalties, payroll and personnel expenses, laboratory supplies, and consulting costs.

Cash and Cash Equivalents - The Company considers all highly liquid investments in marketable debt securities with a maturity from the date of purchase of 90 days or less to be cash equivalents. Cash equivalents consist of bank deposits, money market funds, and government and corporate bonds. Investments with maturities ranging from over 90 days to a year are considered short-term investments.

At December 31, 2007 the Company had restricted cash of $223,782 required to be maintained on deposit for the Company’s leased facilities, sales tax payments, escrow account relating to merger and a credit card arrangement.

8

Panomics, Inc.

Notes to Consolidated Financial Statements

Concentration of Credit Risk - The Company’s concentration of credit risk consists principally of cash and cash equivalents. The Company’s investment policy restricts investments to high quality investments and limits the amounts invested with any one issuer. The Company believes that it has established guidelines for investment of its excess cash that maintain safety and liquidity through its policies on diversification and investment maturity.

The Company is also subject to credit risk from its accounts receivable related to product sales. To date, the Company has not experienced losses with respect to the collection of its accounts receivable and believe that all its accounts receivable as reflected in the balance sheet are collectible.

During 2007, 19% of revenue recognized was from the Company’s top three customers.  No customer contributed more than 10% of sales.  At December 31, 2007 approximately 19% of the trade receivables outstanding were from three customers, who individually made up the following composition of total accounts receivable: 9%, 6%, and 4%.

Inventories - Inventories are stated at the lower of cost (first in, first-out method), or market. When necessary, management makes provisions for obsolete, excess and slow-moving inventory.

Property and Equipment - Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, which are three to five years for computer equipment and software and three to seven years for laboratory and office equipment. Leasehold improvements are amortized over the period of lease term or the estimated useful lives of the related assets, whichever is less.

Goodwill - Goodwill represents the excess of the purchase consideration paid over the value assigned to the identifiable assets acquired and liabilities assumed. The Company accounts for its goodwill in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, which requires the Company to test goodwill for impairment annually or whenever events or changes in circumstances indicate that the carrying value of goodwill may not be recoverable. To date, based upon management’s impairment test, no adjustments to the carrying value of goodwill have been required.

Long-lived Assets - Purchased technology and other identifiable intangible assets are carried at cost less accumulated amortization. The Company amortizes identifiable intangibles using methods that reflect their pattern of usage or benefit to the company over their estimated useful lives. The range of estimated useful lives on the Company’s identifiable intangibles is one to ten years. Acquired in-process technology is expensed during the period of acquisition.

The Company accounts for long-lived assets in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Under this standard, the Company reviews long-lived assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable and makes appropriate adjustments in the carrying value. No write-downs due to impairment have been required to date based upon the Company’s impairment assessments.

9

Panomics, Inc.

Notes to Consolidated Financial Statements

Foreign Currency Translation - The functional currency of the foreign subsidiary is the reporting currency, which is U.S. dollars.  In accordance with SFAS No. 52, Foreign Currency Translation, foreign currency monetary assets and liabilities are translated at the current exchange rates and non monetary assets, liabilities and stockholder’s equity are translated at historical rates at each balance sheet date.  Revenues and expenses are translated at weighted average exchange rates in effect during the year.  The related translation gains and losses are recorded in the Consolidated Statement of Operations.

Income Taxes - Income taxes are computed using the liability method in accordance with SFAS No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Valuation allowances are established for deferred tax assets to the extent that they may not be realized.

Stock-Based Compensation - On January 1, 2006 the Company adopted the provisions of SFAS No.123(Revised), Share Based Payment (“SFAS 123(R)”) to account for stock-based compensation which requires recognition of expense for the fair value of stock-based compensation awards adjusted for awards not expected to vest. The Company elected to use the modified prospective transition method as permitted by SFAS 123(R). Under this transition method, stock-based compensation expense for the year ended December 31, 2006 includes compensation expense for all stock-based compensation awards granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No.123, Accounting for Stock-Based Compensation. Stock-based compensation expense for all stock-based compensation awards granted subsequent to January 1, 2006 was based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R). The Company recognizes compensation expense for stock options granted subsequent to January 1, 2006 on a straight-line basis over the requisite service period of the award.

Revenue Recognition - The Company recognizes revenue from product sales when there is persuasive evidence that an arrangement exists, delivery to the customer has occurred, the price is fixed or determinable and collectibility is reasonably assured consistent with Staff Accounting Bulletin No. 104, Revenue Recognition in Financial Statements.  This generally occurs upon shipment of the Company’s products.  The Company does not provide its customers with a general right of product return. However, the Company will accept returns of products that are deemed to be damaged or defective when delivered. Product returns have generally not been significant. No provision was made for returns in 2007.

All revenues are reported net of sales taxes in the Company’s Consolidated Statement of Operations.

Shipping and Handling Costs - Shipping and handling costs billed to customers for product shipments are recorded in “net sales” and the related cost is included in “cost of sales” in the Consolidated Statement of Operations. Revenues from shipping and handling totaled $306,986 in 2007.

Advertising - Advertising costs are expensed as incurred.  Advertising expenses were $144,203 for the year ended December, 31 2007.

10

Panomics, Inc.

Notes to Consolidated Financial Statements

Comprehensive Income - Comprehensive income is defined as the change in equity of a business enterprise during a period, resulting from transactions and other events and circumstances from nonowner sources.  The Company to date has not reported on its financial statements any comprehensive income items.

Recent Accounting Pronouncements - In July 2006, the FASB issued Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 (FIN 48), which is a change in accounting for income taxes. FIN 48 specifies how tax benefits for uncertain tax positions are to be recognized, measured, and derecognized in financial statements; requires certain disclosures of uncertain tax matters; specifies how reserves for uncertain tax positions should be classified on the balance sheet; and provides transition and interim-period guidance, among other provisions. FIN 48 is effective for fiscal years beginning after December 15, 2008 and as a result, for the Company is effective on January 1, 2009. The Company is currently evaluating the impact of FIN 48 on its Consolidated Financial Statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework and gives guidance regarding the methods used in measuring fair value, and expands disclosures about fair value measurements. SFAS 157 is applicable whenever another accounting pronouncement requires or permits assets and liabilities to be measured at fair value. SFAS 157 does not expand or require any new fair value measures, however the application of this statement may change current practice. SFAS 157 is effective for fiscal years beginning after November 15, 2007 and as a result, is effective for the Company’s fiscal year beginning January 1, 2008. The Company is currently evaluating the impact of adopting SFAS 157 on its Consolidated Financial Statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB statement No. 115 (“SFAS 159”).  This statement permits entities to choose to measure many financial instruments and certain other items at fair value.  The fair value option may be elected on an instrument-by-instrument basis, with few exceptions. SFAS 159 also establishes presentation and disclosure requirement to facilitate comparisons between companies that choose different measurement attributes for similar assets and liabilities.  SFAS 159 is effective for fiscal years beginning after November 15, 2007.  While the Company is currently evaluating the impact of adopting SFAS 159, it is not expected that it will have a material effect on the Company’s financial condition and results of operations.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS 141R”).  This statement changes the accounting for acquisition transaction costs by requiring them to be expensed in the period incurred, and also changes the accounting for contingent consideration, acquired contingencies and restructuring costs related to an acquisition.  SFAS 141R is effective for fiscal years beginning on or after December 15, 2008.  The effect that adoption of SFAS 141R will have on the Company’s financial statements will depend on the nature and size of acquisitions that are completed after the Company adopts SFAS 141R.In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51 (“SFAS 160”).  This statement will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity.  SFAS 160 is effective for fiscal years beginning on or after December 15, 2008.  The effect that adoption of SFAS 160 will have on the Company’s financial statements will depend on the nature and size of acquisitions the Company completes after it adopts SFAS 160.

11

Panomics, Inc.

Notes to Consolidated Financial Statements

2.                                    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Although the Company’s revenue has grown each year for the past five years, it has sustained recurring operating losses and is partially dependent upon proceeds from additional financing to fund its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company plans to finance its operations through a combination of additional financing through the sale of equity securities and improved operating cash flows based upon implementation of cost controls combined with  revenue growth, however there is no guarantee that management will be able to implement any or all of these measures. The financial statements do not include any adjustments related to this uncertainty. Currently, the Company is in the process of attempting to raise equity funding totaling approximately $7 to $8.5 million.

3.                                    Inventories

Inventories consist of the following:

December 31, 2007

Inventories:
Raw materials	$1,808,596
Work in process	58,302
Finished goods	63,288

$1,930,186

4.                                    Property and Equipment

Property and equipment consists of the following:

December 31, 2007

Computer equipment and software	$861,720
Laboratory and office equipment	2,887,787
Leasehold improvements	109,843
Manufacturing equipment	6,160

3,865,510
Less accumulated depreciation and amortization	(3,396,493)

Property and equipment, net	$469,017

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Panomics, Inc.

Notes to Consolidated Financial Statements

5.                                    Intangible assets

	December 31, 2007
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Intangible Assets:
Customer related	$2,118,900	$1,353,742	$765,158
Technology related	1,523,834	401,490	1,122,344
Licenses	318,408	61,028	257,380
Contract related	505,622	505,622	—

	$4,466,764	$2,321,882	$2,144,882

All our acquired intangible assets are subject to amortization and are carried at cost less accumulated amortization. Amortization is computed over the estimated useful lives which are as follows:

Customer related —	3 years
Technology related —	5 to 10 years
Licenses —	10 years
Contract related —	1 to 1.5 years

Future expected amortization expense relating to intangible assets is as follows:

Year ending December 31	Amortization Expense

2008	$947,614
2009	300,173
2010	241,314
2011	136,649
2012 & thereafter	519,132

Total future expected amortization expense	$2,144,882

6.                                    Acquisition

Acquisition of Panomics

On February 8, 2006 the Company acquired all of the outstanding stock of a privately held California corporation, Panomics, Inc., which was a major provider of life sciences research reagents for transcription regulation, cell signaling and signal transduction.  The transaction was accounted for as a purchase business combination.  Following the transaction the Company changed its name to Panomics, Inc. The aggregate purchase price was approximately $6.3 million, which was comprised of $1.9 million in cash, 6,813,550 shares common and 7,105,762 of our preferred stock valued at $4.2 million and approximately $0.1 million in associated transaction costs. The table below summarizes the total purchase price for the acquisition:

13

Panomics, Inc.

Notes to Consolidated Financial Statements

Shares issued:
Common Stock	6,813,550
Series C Preferred stock	7,105,762

Average per share value used to value the share consideration:
Common Stock	0.0001
Series C Preferred stock	0.5967

Purchase price:
Value of shares issued	4,240,704
Cash payments	1,907,710
Direct acquisition costs	130,005
Liabilities assumed	31,451

Total purchase price	$6,309,870

The total purchase price has been allocated to the fair value of assets acquired and liabilities assumed as follows:

Fair value of net tangible assets acquired	$1,444,780
Customer related	2,118,900
Technology related	1,523,834
Contract related	505,622
Licenses	280,992
Tradenames	37,416
Goodwill	398,326

Total net purchase price	$6,309,870

The primary reason for acquisition was that the products of Panomics were complementary to the Company’s products, which would help to boost the revenues of the Company and cash flows and also would shorten the time to reach profitability. The excess of purchase consideration over fair value of the assets acquired was recorded as Goodwill. Goodwill recorded in conjunction with the acquisition is not deductible for income tax purposes. Other intangible assets are being amortized as described in Note 5.

7.                                    Commitments and Contingencies

Leases - The Company occupies a facility located in Fremont, California under an operating lease arrangement. The lease provides for a rent escalation each year, and the Company is recognizing the total lease payments on a straight-line basis over the term of the lease which ends May 31, 2009. In connection with this lease, a security deposit was given in the form of an irrevocable standby letter of credit issued by a bank in the amount of $128,293. This standby letter of credit is recorded in long-term restricted cash on the balance sheet. This letter of credit expires on July 30, 2009.

Future minimum lease payments under all noncancelable leases are as follows:

Year ending December 31,	Operating Lease

2008	530,383
2009	223,373

Total future minimum lease payments	$753,756

14

Panomics, Inc.

Notes to Consolidated Financial Statements

Rent expense under the operating leases amounted to $503,304 for the year ended December 31, 2007.

Technology License - In May 2003, the Company entered into a license agreement with a pharmaceutical company whereby the Company obtained intellectual property rights related to technology for the development, use and sale of certain gene expression product lines worldwide, as well as rights to market certain assay kits in research markets worldwide.

The agreement was entered into to develop certain products and to build customer relationships for the sale of the assay kits, which would only be of value if the development of the intended products was successful.  Under the agreement, the licensor is obligated to supply the Company with the components of the assay kits, and the Company is obligated to pay the licensor a percentage of net revenues received from the sale of products containing the technology.

In January 2005 the parties modified the license agreement to reduce the royalty rates, expand the field where the Company may sell the products to include clinical trials, and to modify exclusivity rights. Under the modification agreement, the Company was required to pay the licensor additional license fees of $350,000, $325,000, and $325,000 in January 2005, December 2005 and December 2006 respectively.  During the year ended December 31, 2007 the Company paid a license fee of $100,000 to extend its exclusivity period for one year.  In 2008, the Company expects to pay an additional fee of $300,000 to provide perpetual exclusivity.

The license fees related to this agreement (including both the upfront fees and the additional fees) were charged to research and development expense when incurred (upon the due date of such fees) because the technology acquired under the agreement was incomplete and had no alternative future use. There was no value ascribed to marketing rights of the assay kits, as the Company’s use of such rights was only to establish customer relationships for their future product line and by itself, the Company does not expect the assay kits to generate profits.

In 2006 and 2005 the Company entered into research and development agreements with third parties to fund certain research activities and to obtain exclusive rights to manufacture, use, and sell products using the technology developed. Under the agreements the Company is obligated to pay the licensors license fees, milestone payments, and a percentage of net revenue received from sales of products containing the technologies, subject to minimum royalty payments.  In 2007, the Company paid or accrued the third parties fees in regard to these agreements totaling $332,967, net of reimbursements.  The license fees were charged to research and development expense as incurred, because the technology under the agreements was incomplete and had no alternative future use.  In 2008, the Company is required to pay $171,735 to fund this research.  In 2008, a sublicensor of the technology is obligated to reimburse the Company $100,000 of the fees.

Contingencies - From time to time, the Company may be subject to claims that arise in the normal course of business. Although the amount of any liability with respect to such litigation cannot be determined, in the opinion of management, the ultimate disposition of these claims will not have a material adverse effect on the Company’s financial position, cash flows, or results of operations.

15

Panomics, Inc.

Notes to Consolidated Financial Statements

The Company as permitted under California law and in accordance with its bylaws indemnifies its officers and directors for certain events or occurrences, subject to certain limits, while they were serving at its request in such capacity. The maximum amount of potential future indemnification is unlimited; however, the Company has a director and officer insurance policy that enables the company to recover a portion of any amounts paid. As a result of the insurance policy coverage, the Company believes the fair value of these indemnification agreements is minimal.

8.                                    Loan Payable and Capital Lease Obligation

The Company entered into a loan and security agreement (the “Loan Agreement”), on April 26, 2007 with a bank to provide working capital.  Under the terms of the Loan Agreement, the Company has a line of credit of up to $2 million subject to borrowing base limitations and a term loan of up to $4 million.  The borrowing base under line of credit consists generally of 80% of qualified accounts receivable.  The Company has until April 26, 2008 to draw upon the term loan during which time only payments of interest are due monthly.  Commencing May 1, 2008, the outstanding balance of the term loan will be payable in equal monthly installments of principal plus interest to October 31, 2010.  The line of credit matures on March 31, 2009.  Interest on the line of credit and term loan is payable monthly at the prime rate plus 0.75% totaling 8.00% at December 31, 2007.

The Loan Agreement is secured by substantially all of the assets of the Company.  Loan covenants include minimum year to date revenues and prohibitions against paying any dividends, incurring additional indebtedness, mergers and acquisitions, and material adverse changes in the Company.  As of December 31, 2007 the Company was in full compliance with the covenants.

At December 31, 2007 the outstanding balances of the line of credit and term loan were $813,031 and $736,969. At December 31, 2007 $1,186,969 of the line of credit and $3,263,031 of the term loan remained available for use by the Company.  The scheduled maturities of the line of credit and term loan are as follows:

Year ended December 31,

2008	$1,009,556
2009	294,788
2010	245,656

Total	$1,550,000

Presented in the balance sheet as follows:
Line of credit	$813,031
Current portion of term loan	196,525

Total current portion of loan payable	$1,009,556

Long term portion of term loan	$540,444
Less debt discount	(65,593)

Long term portion of loan payable	$474,851

16

Panomics, Inc.

Notes to Consolidated Financial Statements

In connection with the loan agreement the Company granted the lender a warrant exercisable for 251,383 shares of Series C Redeemable Convertible Preferred Stock with an exercise price of $.5967 per share.  The warrant has a term of 7 years and expires in April 2014.  This warrant was valued using the Black-Scholes Model with the following assumptions:  expected term- the 7 year contractual life of the warrant, volatility- 46.4%, dividend yield- 0%, risk free interest rate- 4.58% and stock price of $.5967 per share.  The resulting fair value of $82,956 was recorded as a discount to the term loan and is being amortized over the life of the term loan using a method that approximates the effective interest method. During 2007 amortization of this discount totaled $17,363 and was recorded as interest expense in the Statement of Operations.

Because the warrant is exercisable into Series C Redeemable Convertible Preferred Stock which is contingently redeemable, in accordance with the guidance in SFAS 150 Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (as interpreted by the guidance in FASB Staff Position 150-5 Issuer’s Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That are Redeemable) the warrant has been classified and accounted for as a liability instrument at fair value, with changes in fair value being recorded in the Statement of Operations.  Accordingly the Company has classified this instrument as a long-term liability within the caption Warrant Liability in the Balance Sheet.

The Company leases lab equipment under a capital lease expiring on December 20, 2010.  The capital lease contains a bargain purchase option which the Company intends to execute at the end of the lease term.  Future minimum lease payments under the capital lease obligation are as follows:

Year ended December 31,	Capital Leases

2008	$28,401
2009	28,402
2010	26,035

Total future minimum lease payments	$82,838
Less: amount representing interest at 8.077%	(9,254)

Present value of future minimum lease payments	73,584

Less: Current portion of capital lease obligations	(23,308)

Long Term capital lease obligations	50,276

9.                                    Stockholders’ Equity

Redeemable Convertible Preferred Stock — Series C - The authorized, issued, and outstanding shares of redeemable convertible preferred stock and aggregate liquidation preference are as follows:

	December 31, 2007
	Shares Authorized	Shares Issued and Outstanding	Carrying Value	Aggregate Liquidation Preference

Series C	56,859,027	55,182,609	$32,621,978	$32,927,463

17

Panomics, Inc.

Notes to Consolidated Financial Statements

Dividend Rights - Holders of Series C preferred stock are entitled to noncumulative dividends of approximately $0.05, per share if and when declared by the board of directors. These dividends are to be paid in advance of any distributions to Series A-1, Series B1-1 and B2-1 convertible preferred shareholders or common shareholders. No dividends have been declared through December 31, 2007.

Liquidation Rights - In the event of a liquidation or winding up of the Company, holders of Series C preferred stock are entitled to a liquidation preference of $0.5967 per share, together with any declared but unpaid dividends, in preference over holders of the Series A-1, Series B-1, Series B2-1, and Series Z convertible preferred stock and common stock; provided however, that if the total liquidation proceeds are insufficient to pay (1) the Series C preference, and (2) to permit payment to the holders of the Series Z preferred stock of at least 5% of the total liquidation proceeds, then the Series C preference will be reduced until holders of Series Z preferred stock receive 5% of the total liquidation proceeds.

Upon completion of the distributions required to the Series C shareholders, the holders of Series A-1, Series B-1, and Series B2-1 convertible preferred stock are entitled to a liquidation preference of $6.00, $6.90, and $7.504 per share, respectively, together with any declared but unpaid dividends (collectively the “Convertible Preferred Liquidation Preferences”), over holders of Series Z convertible preferred stock and common stock; provided however, that if the total liquidation proceeds are insufficient to pay (1) the Series C preference and Convertible Preferred Liquidation Preferences in full, and (2) to permit payment to the holders of the Series Z preferred stock net proceeds of at least 5% of the total liquidation proceeds, then the liquidation preferences to the Convertible Preferred Liquidation Preferences will be reduced prorata until holders of Series Z preferred stock receive 5% of the total liquidation proceeds.

The remaining assets of the Company shall be distributed among the holders of the preferred and common stock pro rata based on the number of shares of common stock held (assuming full conversion of all preferred stock); provided however, that if the total liquidation proceeds are insufficient to pay (1) the Series C preference and Convertible Preferred Liquidation Preferences in full, and (2) to permit payment to the holders of the Series Z preferred stock net proceeds of at least 10% of the total liquidation proceeds, then (1) the amount payable to holders of common stock shall be reduced and the Series Z distribution will be increased until the Series Z shareholders have received 10% of the total liquidation proceeds; and provided further that, if the amount to be received by the common stockholders has been reduced to zero and the holders of the Series Z preferred stock have not received at least 5% of the total liquidation proceeds, then the amount payable to all holders of Series C, Series A-1, Series B1-1 and Series B2-1 preferred stock shall be reduced prorata until holders of the Series Z preferred stock receive at least 5% of the total net liquidation proceeds

Conversion Rights - Each share of Series C preferred stock, at the option of the holder, is convertible into a number of fully paid shares of common stock as determined by dividing $0.5967 by the conversion price in effect at the time.  The initial conversion price per share of Series C stock is $0.509620 and is subject to adjustment in accordance with conversion provisions contained in the Company’s articles of incorporation.  Conversion is automatic upon the closing of an underwritten public offering with aggregate offering proceeds exceeding $25,000,000 and the per share public offering price of which is not less than $2.98; or upon agreement of the majority of the holders of Series C stock outstanding.  Each share of Series C preferred stock, at the option of the holder, is also convertible into Series Z convertible preferred stock on a one for one basis to an aggregate maximum of 14,531,520 shares.

18

Panomics, Inc.

Notes to Consolidated Financial Statements

Voting Rights - The holder of each share of Series C preferred stock is entitled to one vote for each share of common stock into which it could be converted.

Redemption Rights The holders of Series C stock are entitled at anytime after July 30, 2009 with the approval of stockholders holding 50% of the then outstanding Series C shares to require the Company to redeem all shares of Series C stock in 12 quarterly installments.  The redemption price for the Series C stock is the higher of the fair market value of such shares or $0.5967 per share plus an amount equal to declared and unpaid dividends on such shares.

Convertible Preferred Stock — Series A-1, B1-1, B2-1 and Z - The authorized, issued, and outstanding shares of convertible preferred stock and aggregate liquidation preferences are as follows:

	December 31, 2007
	Shares Authorized	Shares Issued and Outstanding	Carrying Value	Aggregate Liquidation Preference

Series A-1	289,926	251,692	$1,510,180	$1,510,152
Series B1-1	942,313	806,927	5,652,148	5,567,796
Series B2-1	337,153	286,511	2,252,668	2,149,979
Series Z	29,492,873	214,916	443,177	—

	31,062,265	1,560,046	$9,858,193	$9,227,927

During the year, the Company’s Board of Directors approved an increase of 5,700,000 in the number of authorized Series Z shares in order to increase the number of stock options available for grant by 2,850,000 and allow for an equal number of shares of Series C redeemable convertible preferred stock to convert to Series Z shares on a one to one basis.   During the year the Company issued 16,141 shares of Series Z convertible preferred stock at $0.11 and $0.18 per share in exchange for cash proceeds of $1,534 in connection with the exercise of Series Z stock options.

Conversion Rights - Each share of Series A-1, Series B1-1 and Series B2-1 convertible preferred stock, at the option of the holder, is convertible into a number of fully paid shares of common stock as determined by dividing the respective preferred stock issuance price by the conversion price in effect at the time.  The initial conversion price per share of Series A-1, Series B1-1 and Series B2-1 preferred stock is $1.103655, $1.195151, and $1.256562, respectively, and is subject to adjustment in accordance with conversion provisions contained in the Company’s articles of incorporation.  Conversion is automatic upon the closing of an underwritten public offering with aggregate offering proceeds exceeding $25,000,000 and the per share public offering price of which is not less than $2.98; or each series of convertible preferred stock will automatically convert upon agreement of the of the holders of Series A-1, Series B1-1 and Series B2-1 preferred stock holding 50%, 71% and 50% of the outstanding shares, respectively.  Each share of Series Z convertible preferred stock, at the option of the holder, is convertible into one share of common stock.

19

Panomics, Inc.

Notes to Consolidated Financial Statements

Dividend Rights - Holders of Series A-1, Series B1-1, and Series B2-1 convertible preferred stock are entitled to noncumulative dividends of $0.48, $0.55, and $0.60 per share, respectively, if and when declared by the board of directors. These dividends are to be paid in advance of any distributions to common shareholders.  Holders of Series Z convertible preferred stock are entitled to noncumulative dividends when and if declared by the board of directors.  No dividends have been declared through December 31, 2007.

Liquidation Rights - See “Redeemable Convertible Preferred Stock - Series C” for a discussion of the liquidation rights of the Series A-1, Series B1-1, Series B2-1, and Series Z convertible preferred stock.

Voting Rights - Each share of Series A-1, Series B1-1, Series B2-1, and Series Z convertible preferred stock is entitled to voting rights equivalent to the number of shares of common stock into which each share can be converted.

Common Stock - In the period from inception (April 21, 2000) to December 31, 2000, the Company issued 800,000 shares of its common stock to founders of the Company under restricted stock purchase agreements with a weighted-average fair value of $0.50 per share. Under the terms of the restricted stock purchase agreements, shares purchased generally vest over a four-year period. Unvested shares are subject to repurchase by the Company at the original issuance price.  As of December 31, 2007 there were no founder shares subject to repurchase.

2004 Series Z Preferred Stock Incentive Plan - The Company’s 2004 Series Z Preferred Stock Incentive Plan (the “2004 Plan”) was adopted by the board of directors in July 2004. At December 31, 2007, there were 14,531,520 shares of Series Z preferred stock authorized for issuance under the Plan, of which 729,812 shares were available for future grant. Pursuant to the Plan, options or stock purchase rights may be granted to employees and consultants of the Company. Options granted may be either incentive stock options or nonstatutory stock options. Incentive stock options may be granted to employees with exercise prices of no less than the fair value of the Series Z preferred stock on the grant date, and nonstatutory options may be granted to employees or consultants at exercise prices of no less than 85% of the fair value of the Series Z preferred stock on the grant date, as determined by the board of directors. Options become vested as determined by the board of directors, generally ratably over four years. Options granted under the Plan expire no more than 10 years after the date of grant.

The Company estimates the fair value of stock options using Black-Scholes valuation model, consistent with the provisions of SFAS 123(R) and the Company’s prior period pro forma disclosures of net earnings, including stock-based compensation (determined under a fair value method as prescribed by SFAS 123). The fair value of each option grant using the Black-Scholes option valuation model with the following weighted average assumptions for the year ended December 31, 2007 was $0.06:

2007
Expected dividend yield	—
Expected stock price volatility	46.4%
Risk-free interest rate	4.00 — 4.78%
Expected life in years	6.1
Stock price	$0.11 — 0.18

20

Panomics, Inc.

Notes to Consolidated Financial Statements

The total stock-based compensation expense resulting from stock options for the year ended December 31, 2007 was $225,081.

The stock based compensation expense was recorded under General and Administrative expense.

The following table summarizes Z preferred stock option activity in the 2004 Plan:

	Outstanding Options
	Shares Available for Grant	Number of Shares	Weighted- Average Exercise Price

Balances at December 31, 2006	743,243	10,954,418	—
Shares authorized	2,850,000	—	—
Options granted	(3,271,194)	3,271,194	$0.11
Options exercised	—	(16,141)	$0.10
Options cancelled	407,763	(407,763)	$0.10

Balances at December 31, 2007	729,812	13,801,708	—

Details of the Company’s stock options at December 31, 2007, are as follows:

Options Outstanding and Exercisable
Exercise Price	Number of Shares Under Option	Weighted-Average Remaining Contractual Life

$0.08	5,080,503	6.83
$0.11	8,571,205	8.70
$0.18	150,000	9.85

Total	13,801,708

In 2006, the Company granted options to consultants to purchase 650,000 shares of Series Z preferred stock at an exercise price of $0.11 per share. Since inception of the 2004 Plan, the Company has granted 1,085,488 of these options to consultants.  The consultant option activity has been reflected in the tables above.  These options generally vest over a four-year period.  The related compensation expense, calculated in accordance with Emerging Issues Task Force Issue (EITF) No. 96-18.  Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services (“EITF 96-18”) has not been significant.

The valuation of the stock options granted to consultants was made in accordance with EITF 96-18 using the Black-Scholes valuation model with the following assumptions for 2007:

2007

Expected dividend yield	—
Expected stock price volatility	46.4%
Risk-free interest rate	4.00%
Expected life in years	7 - 8
Stock price	$0.18

21

Panomics, Inc.

Notes to Consolidated Financial Statements

Common Shares Reserved

At December 31, 2007, the Company had reserved shares of common stock for future issuances as follows:

Series A-1 convertible preferred stock	251,692
Series B1—1 convertible preferred stock	806,927
Series B2—1 convertible preferred stock	286,511
Series C preferred stock	55,182,646
2005 Series Z Preferred Stock Incentive Plan:
Options outstanding	13,801,708
Reserved for future grants	729,812
Warrants to purchase convertible preferred stock	282,535

71,341,794

10.                             Income Taxes

There is no current provision for income taxes due to the taxable losses incurred by the Company in 2007.

The reconciliation of the computed statutory income tax expense to the effective income tax expense follows:

December 31, 2007
Statutory federal income tax expense	$(2,680,419)
Foreign Rate Differential	275,006
Valuation Allowance	2,538,009
Research Tax Credit	(223,385)
Other	90,789

Total income tax expense	$—

Deferred tax assets (liabilities) consist of the following (rounded to the nearest thousand):

December 31, 2007
Deferred tax assets:
Net operating losses	$23,467,000
Accruals	135,000
Depreciation and amortization	391,000
Research and development credits	2,877,000

Total deferred tax assets	26,870,000
Valuation Allowance	(26,016,000)

Net deferred tax assets	854,000
Acquired intangibles	(854,000)

Net deferred tax liability	$—

22

Panomics, Inc.

Notes to Consolidated Financial Statements

Realization of the deferred tax assets is dependent upon future taxable income, if any, the amount and timing of which are uncertain.  Accordingly, since management is unable to conclude that it is more-likely-than not that the deferred tax assets will be realized, the net deferred tax assets have been fully offset by a valuation allowance.  The net valuation allowance increased by approximately $3,343,000 during the year ended December 31, 2007.

As of December 31, 2007, the Company had federal net operating loss carryforwards of approximately $57,818,000. The Company also had federal research and development tax credit carryforwards of approximately $1,682,000. The federal net operating loss and tax credit carryforwards will expire at various dates beginning in 2020, if not utilized.

As of December 31, 2007, the Company had state net operating loss carryforwards of approximately $56,830,000. The Company also had state research and development tax credit carryforwards of approximately $1,747,000. The state net operating loss carryforwards will expire at various dates beginning in 2012, if not utilized. The state tax credits will carryforward indefinitely.

Utilization of the net operating loss carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

11.                             Related party transactions

On February 8, 2006 the Company entered into license and research collaboration agreements with an investor, who purchased shares of Series C preferred stock. The Company granted the investor rights to certain technology held by the Company and the investor agreed to conduct research regarding the technology at their cost. The Company also entered into a Design and Distribution agreement with the investor, which granted the investor distribution rights for specific products. The agreement also provides for royalties to the Company on the sale of certain products by the investor that are designed by the Company.  In 2007 the Company received revenue from the sale of Company’s products to the investor totaling $424,942.  The accounts receivable balance as of December 31, 2007 was $44,131. During the year ended December 31, 2007, the Company also purchased raw material from the investor totaling $72,084. As of December 31, 2007 accounts payable to this investor were not significant.

In 2007 the Company received from the above investor an amount of $100,000 towards the reimbursement of expense incurred in connection with the research agreement made with a major University.

On June 26, 2006, Panomics entered into a cross license agreement with a company owned by a past employee and shareholder of the Panomics who was also a founder.  The agreement grants the shareholder’s company a worldwide, royalty bearing, non-exclusive license to specific Panomics intellectual properties and technology for use in certain fields. During 2007, there were no royalties earned under this agreement.  In exchange, the shareholder’s company granted Panomics a worldwide, non-royalty bearing, non-exclusive license of its IP and technology in specific fields of use. Panomics also entered into a consulting agreement with the shareholder for a period of 13 months commencing August 1, 2006 which was modified and extended for a second year during 2007.  During 2007 the Company made payments under the consulting agreement totaling $232,166, and the accounts payable balance at December 31, 2007 was $0.

23

Panomics, Inc.

Unaudited Interim Condensed Consolidated Financial
Statements

For the Nine Months Ended September 30, 2008 and 2007

Panomics, Inc.

Unaudited Interim Condensed Consolidated Financial Statements for

the Nine Months Ended September 30, 2008 and 2007

Financial Statements
Condensed Consolidated Balance Sheets	1-2
Condensed Consolidated Statements of Operations	3
Condensed Consolidated Statements of Stockholders’ Equity	4
Condensed Consolidated Statements of Cash Flows	5
Notes to Unaudited Interim Condensed Consolidated Financial Statements	6 — 22

Panomics, Inc.

Condensed Consolidated Balance Sheets

	As of September 30, 2008	As of December 31, 2007
	(Unaudited)
Assets

Current Assets:
Cash and cash equivalents	$1,968,287	$384,149
Time deposits	3,985,000	—
Restricted cash- current	50,055	95,489
Accounts receivable	2,009,148	1,668,413
Inventories, net of reserves	2,190,740	1,930,186
Prepaid expenses and other current assets	393,627	369,890

Total Current Assets	10,596,857	4,448,127

Property and Equipment, net	439,683	469,017

Restricted Cash - non-current	109,216	128,293

Goodwill	398,326	398,326

Intangible Assets, net	1,434,171	2,144,882

Other Assets	25,931	27,835

Total Assets	$13,004,184	$7,616,480

Panomics, Inc.

Condensed Consolidated Balance Sheets

	As of September 30, 2008	As of December 31, 2007
	(Unaudited)
Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$551,594	$895,099
Accrued compensation	976,135	795,244
Other accrued liabilities	739,311	872,798
Payable to stockholders	25,900	66,790
Capital lease obligation - current portion	24,429	23,308
Loan payable - current portion	1,309,091	1,009,556

Total Current Liabilities	3,626,460	3,662,795

Warrant Liability	452,945	82,956

Capital Lease Obligation - net of current portion	35,787	50,276

Loan Payable - net of current portion	2,024,496	474,851

Total liabilities	6,139,688	4,270,878

Commitments and Contingencies (Notes 5,6, 7 and 9)

Stockholders’ Equity:
Redeemable convertible preferred stock, no par value: 71,274,438 authorized; 68,847,054 and 55,182,609 shares issued and outstanding, respectively (aggregate liquidation preference of $41,081,038 and $32,927,463, respectively)	40,174,367	32,539,022
Convertible preferred stock, no par value: 30,869,155 authorized;1,561,157 and 1,560,046 shares issued and outstanding, respectively (aggregate liquidation preference of $9,227,927 and $9,227,927, respectively)	10,030,282	9,858,193
Common stock, no par value: 200,000,000 authorized; 10,926,670 and 10,926,700 shares issued and outstanding, respectively	23,818,141	23,818,141
Accumulated deficit	(67,158,294)	(62,869,754)

Total Stockholders’ Equity	6,864,496	3,345,602

Total Liabilities and Stockholders’ Equity	$13,004,184	$7,616,480

See accompanying notes to unaudited interim condensed consolidated financial statements.

Panomics, Inc.

Unaudited Condensed Consolidated Statements of Operations

Nine Months Ended September 30,	2008	2007

Net Sales	$10,668,073	$8,100,580
Cost of Sales	5,056,793	3,595,834

Gross Profit	5,611,280	4,504,746

Operating Expenses:
Research and development	3,375,210	4,024,347
Sales and marketing	4,524,035	3,960,536
General and administrative	1,537,283	1,444,169
Amortization of intangibles	710,712	800,810

Total Operating Expenses	10,147,240	10,229,862

Loss from Operations	(4,535,960)	(5,725,116)

Other Income (Expense)
Interest expense	(177,607)	(22,451)
Interest income	60,030	96,341
Gain (loss) on foreign currency translation	(35,003)	35,883
Other Income	400,000	—

Total other income	247,420	109,773

Net Loss	$(4,288,540)	$(5,615,343)

See accompanying notes to unaudited interim condensed consolidated financial statements.

Panomics, Inc.

Unaudited Condensed Consolidated Statements of Stockholders’ Equity

	Redeemable Convertible							Total
	Preferred Stock		Convertible Preferred Stock		Common Stock		Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Deficit	Equity

Balances, December 31, 2006	55,182,646	$32,539,022	1,543,905	$9,631,578	10,926,700	$23,818,141	$(54,989,500)	$10,999,241

Exercise of Series Z preferred stock options at $0.08 to $0.11 per share for cash at various times during the year			16,141	1,534				1,534

Adjustment to Series C redeemable convertible preferred stock and common stock outstanding due to rounding of shares issued from escrow	(37)				(31)

Stock-based compensation				225,081				225,081
Net loss							(7,880,254)	(7,880,254)

Balances, December 31, 2007	55,182,609	$32,539,022	1,560,046	$9,858,193	10,926,670	$23,818,141	$(62,869,754)	$3,345,602

Issuance of Series C2 redeemable convertible preferred stock at $0.5967 per share in May and June of 2008, net of issuance costs of $148,241	13,664,445	8,005,334						8,005,334

Series C2 warrants classified as a liability		(369,989)						(369,989)

Exercise of Series Z preferred stock options at $0.08 to $0.18 per share for cash at various times during the year			1,111	200				200

Stock-based compensation				171,889				171,889
Net loss							(4,288,540)	(4,288,540)
Balances, September 30, 2008	68,847,054	$40,174,367	1,561,157	$10,030,282	10,926,670	$23,818,141	$(67,158,294)	$6,864,496

See accompanying notes to unaudited interim condensed consolidated financial statements.

Panomics, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

Nine Months Ended September 30,	2008	2007

Cash Flows from Operating Activities
Net loss	$(4,288,540)	$(5,615,343)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	175,677	314,424
Amortization of debt discount	17,361	17,538
Stock based compensation expense	171,889	181,954
Amortization of intangibles	710,711	800,810
Changes in operating assets and liabilities
Accounts receivable	(340,735)	(287,491)
Inventories	(260,554)	(565,556)
Prepaid and other assets	(21,833)	(189,765)
Accounts payable	(343,505)	154,819
Accrued compensation and other accrued liabilities	47,404	(205,870)

Net Cash Used in Operating Activities	(4,132,125)	(5,394,480)

Cash Flows from Investing Activities
Purchase of property and equipment	(146,343)	(92,810)
Purchase of time deposits	(3,985,000)	—
Panomics acquisition escrow payments	(40,890)	(246,241)
Restricted cash	64,511	321,056

Net Cash Used in Investing Activities	(4,107,722)	(17,994)

Cash Flows from Financing Activities
Net proceeds from issuance of convertible preferred stock	8,005,534	1,534
Proceeds from loans payable	3,888,032	—
Payments of loans payable	(2,056,213)	—
Payments on capital lease obligations	(13,368)	—

Net Cash Provided by Financing Activities	9,823,985	1,534

Net Increase (Decrease) in Cash and Cash Equivalents	1,584,138	(5,410,940)

Cash and Cash Equivalents, beginning	384,149	6,160,566

Cash and Cash Equivalents, ending	1,968,287	749,626

Supplemental Disclosure of Noncash Financing Activities:
Issuance of warrant to financial institution in connection with credit facility	—	(82,956)
Issuance of warrants in connection with C2 financing	(369,989)	—
Purchase of assets via capital lease		(75,951)

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$152,840	$—

See accompanying notes to unaudited interim condensed consolidated financial statements.

Panomics, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Summary of Significant Accounting Policies

Description of the Company and Business - Panomics, Inc. (formerly Genospectra, Inc.) (the “Company”), was incorporated in the state of California on April 21, 2000. The Company sells and develops reagent kits and probe sets that quantitatively measure gene expression, transcription regulation, protein interaction, and cell signaling within cells for use in drug discovery and other research and development applications.  The Company’s principal market is the life sciences research market consisting of drug development companies, government research centers, and universities located mainly in the United States and Europe.  The Company’s primary facilities are located in Fremont, California. The Company also has a sales subsidiary located in Italy. The Company’s revenues, by geographical area, consisted of the following:

Nine Months ended September 30,	2008	2007

North America	$7,937,960	$6,557,866
Europe	1,944,875	1,196,217
Asia and others	785,238	346,497

	$10,668,073	$8,100,580

Basis of Presentation and Consolidation — The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim consolidated financial statements.  Accordingly, they do not include all of the information and footnotes required by GAAP for complete consolidated financial statements.  In the opinion of management, all adjustments (consisting principally of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the nine months ended September 30, 2008 are not necessarily indicative of the results that may be expected for the fiscal year ended 2008.

The accompanying consolidated financial statements include the accounts of the wholly-owned subsidiary, Panomics SRL, located in Italy. All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Company’s most significant estimates relate to valuation and impairment determinations of goodwill and intangible assets, inventory valuation, and the value of the Company’s common stock and Series Z preferred stock as a private company and related values assigned to share-based payments. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ significantly from these estimates under different assumptions or conditions.

Research and Development - Research and development costs are expensed as incurred. Research and development expenses include, but are not limited to royalties, payroll and personnel expenses, laboratory supplies, and consulting costs.

Panomics, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Cash and Cash Equivalents and Time Deposits - The Company considers all highly liquid investments with a maturity from the date of purchase of 90 days or less to be cash equivalents. Cash equivalents consist of bank demand deposits, time deposits, money market funds, and government and corporate bonds. Time deposits with maturities ranging from over 90 days to a year are classified in the balance sheet as time deposits.

At September 30, 2008 and December 31, 2007, the Company had restricted cash of $159,271 and $223,782 respectively, required to be maintained on deposit for the Company’s leased facilities, sales tax payments, escrow account relating to the Panomics merger and a credit card arrangement.

Concentration of Credit Risk - The Company’s concentration of credit risk consists principally of cash and cash equivalents and time deposits. The Company’s investment policy restricts investments to high quality investments and limits the amounts invested with any one issuer. The Company believes that it has established guidelines for investment of its excess cash that maintain safety and liquidity through its policies on diversification and investment maturity.

The Company is also subject to credit risk from its accounts receivable related to product sales. To date, the Company has not experienced losses with respect to the collection of its accounts receivable and believe that all its accounts receivable as reflected in the balance sheet are collectible.

During the nine months ended September 30, 2008, 14% of revenue recognized was from the Company’s top three customers compared to 18% of revenue recognized from the top three customers for the same period in 2007.  No customer contributed more than 7% of sales in either period.  At September 30, 2008, approximately 14% of the trade receivables outstanding were from three customers, who individually made up the following composition of total accounts receivable: 5%, 5%, and 4%, compared to September 30, 2007 when 23% of the trade receivables outstanding were from three customers, who individually made up 9%, 8%, and 6%.

Inventories - Inventories are stated at the lower of cost (first in, first-out method), or market. When necessary, provision is made for obsolete, excess and slow-moving inventory.

Property and Equipment - Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, which are three to five years for computer equipment and software and three to seven years for laboratory and office equipment. Leasehold improvements are amortized over the period of lease term or the estimated useful lives of the related assets, whichever is shorter.

Goodwill - Goodwill represents the excess of the purchase consideration paid over the value assigned to the identifiable assets acquired and liabilities assumed in the Panomics acquisition during 2006. The Company accounts for its goodwill in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, which requires the Company to test goodwill for impairment annually or whenever events or changes in circumstances indicate that the carrying value of goodwill may not be recoverable. To date, based upon the Company’s impairment test, no adjustments to the carrying value of goodwill have been required.

Panomics, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Long-lived Assets - Purchased technology and other identifiable intangible assets are carried at cost less accumulated amortization. The Company amortizes identifiable intangible assets using methods that reflect their pattern of usage or benefit to the company over their estimated useful lives. The range of estimated useful lives of the Company’s identifiable intangibles is one to ten years. Acquired in-process technology is expensed during the period of acquisition.

The Company accounts for long-lived assets in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Under this standard, the Company reviews long-lived assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable and makes appropriate adjustments in the carrying value. No write-downs due to impairment have been required to date based upon the Company’s impairment assessments.

Foreign Currency Translation - The functional currency of the foreign subsidiary is the reporting currency, which is U.S. dollars.  In accordance with SFAS No. 52, Foreign Currency Translation, foreign currency monetary assets and liabilities are translated at the current exchange rates and non monetary assets, liabilities and stockholder’s equity are translated at historical rates at each balance sheet date.  Revenues and expenses are translated at weighted average exchange rates in effect during the year.  The related translation gains and losses are recorded in the Consolidated Statements of Operations.

Income Taxes - Income taxes are computed using the liability method in accordance with SFAS No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Valuation allowances are established for deferred tax assets to the extent that they may not be realized.

Stock-Based Compensation - On January 1, 2006 the Company adopted the provisions of SFAS No.123(Revised), Share Based Payment (“SFAS 123(R)”) to account for stock-based compensation which requires recognition of expense for the fair value of stock-based compensation awards adjusted for awards not expected to vest. The Company elected to use the modified prospective transition method as permitted by SFAS 123(R). Under this transition method, stock-based compensation expense for the year ended December 31, 2006 included compensation expense for all stock-based compensation awards granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No.123, Accounting for Stock-Based Compensation. Stock-based compensation expense for all stock-based compensation awards granted subsequent to January 1, 2006 is based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R). The Company recognizes compensation expense for stock options granted subsequent to January 1, 2006 on a straight-line basis over the requisite service period of the award.

Panomics, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Revenue Recognition - The Company recognizes revenue from product sales when there is persuasive evidence that an arrangement exists, delivery to the customer has occurred, the price is fixed or determinable and collectibility is reasonably assured consistent with Staff Accounting Bulletin No. 104, Revenue Recognition in Financial Statements.  This generally occurs upon shipment of the Company’s products.  The Company does not provide its customers with a general right of product return. However, the Company will accept returns of products that are deemed to be damaged or defective when delivered. Product returns have generally not been significant. No provision was made for returns in 2008 and 2007.

All revenues are reported net of sales taxes in the Company’s Consolidated Statements of Operations.

Shipping and Handling Costs - Shipping and handling costs billed to customers for product shipments are recorded in “net sales” and the related cost is included in “cost of sales” in the Consolidated Statements of Operations. Revenues from shipping and handling costs totaled $281,171 and $233,497 for the nine months ended September 30, 2008 and 2007, respectively.

Advertising - Advertising costs are expensed as incurred.  Advertising expenses were $117,447 and $80,627 for the nine months ended September 30, 2008 and 2007, respectively.

Comprehensive Income - Comprehensive income is defined as the change in equity of a business enterprise during a period, resulting from transactions and other events and circumstances from nonowner sources.  The Company to date has not reported in its financial statements any comprehensive income items.

Reclassifications - Certain items from the prior year have been reclassified to conform to the current year presentation and had no effect on previously reported net loss or accumulated deficit.

Recent Accounting Pronouncements - In July 2006, the FASB issued Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 (“FIN 48”), which is a change in accounting for income taxes. FIN 48 specifies how tax benefits for uncertain tax positions are to be recognized, measured, and derecognized in financial statements; requires certain disclosures of uncertain tax matters; specifies how reserves for uncertain tax positions should be classified in the balance sheet; and provides transition and interim-period guidance, among other provisions. FIN 48 is effective for fiscal years beginning after December 15, 2008 and as a result, for the Company is effective on January 1, 2009. The Company is currently evaluating the impact of FIN 48 on its Consolidated Financial Statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework and gives guidance regarding the methods used in measuring fair value, and expands disclosures about fair value measurements. SFAS 157 is applicable whenever another accounting pronouncement requires or permits assets and liabilities to be measured at fair value. SFAS 157 does not expand or require any new fair value measures, however the application of this statement may change current practice. SFAS 157 is effective for fiscal years beginning after November 15, 2007 and as a result, was effective for the Company’s fiscal year beginning January 1, 2008. On February 12, 2008, the FASB issued FASB Staff Position (FSP) No. 157-2, Effective date of FASB Statement No. 157.  FSP 157-2 delays the

Panomics, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

effective date of SFAS 157 for nonfinancial assets and liabilities to fiscal years beginning after November 15, 2008. Adoption of the effective portion of SFAS 157 did not have a material impact on the Company.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115 (“SFAS 159”).  This statement permits entities to choose to measure many financial instruments and certain other items at fair value.  The fair value option may be elected on an instrument-by-instrument basis, with few exceptions. SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between companies that choose different measurement attributes for similar assets and liabilities.  SFAS 159 is effective for fiscal years beginning after November 15, 2007. Adoption of SFAS 159 did not have a material impact on the Company.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS 141R”).  This statement changes the accounting for acquisition transaction costs by requiring them to be expensed in the period incurred, and also changes the accounting for contingent consideration, acquired contingencies and restructuring costs related to an acquisition.  SFAS 141R is effective for fiscal years beginning on or after December 15, 2008.  The effect that adoption of SFAS 141R will have on the Company’s financial statements will depend on the nature and size of acquisitions that are completed after the Company adopts SFAS 141R.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51 (“SFAS 160”).  This statement will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity.  SFAS 160 is effective for fiscal years beginning on or after December 15, 2008.  The effect that adoption of SFAS 160 will have on the Company’s financial statements will depend on the nature and size of acquisitions the Company completes after it adopts SFAS 160.

In March 2008, the FASB issued SFAS 161, Disclosures about Derivative Instruments and Hedging Activities. SFAS 161 requires additional disclosures about the objectives of using derivative instruments, the method by which the derivative instruments and related hedged items are accounted for under FASB Statement No.133, Accounting for Derivative Instruments and Hedging Activities, and its related interpretations, and the effect of derivative instruments and related hedged items on financial position, financial performance, and cash flows. SFAS 161 also requires the disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early adoption encouraged. This Statement is not expected to have a material impact on the Company.

In April 2008, the FASB issued FSP SFAS 142-3, Determination of the Useful Life of Intangible Assets (“FSP 142-3”). This guidance is intended to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”), and the period of expected cash flows used to measure the fair value of the asset under SFAS 141R when the underlying arrangement includes renewal or extension of terms that would require substantial costs or result in a material modification to the asset upon renewal or extension. Companies estimating the useful life of a recognized intangible asset must now consider their historical experience in renewing or extending similar arrangements or, in the

Panomics, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

absence of historical experience, must consider assumptions that market participants would use about renewal or extension as adjusted for SFAS 142’s entity-specific factors. This FSP shall be effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company is currently evaluating the potential impact of the adoption of FSP 142-3 on its consolidated financial position, results of operations and cash flows.

1.                                    Acquisition

On December 5, 2008, Affymetrix, Inc. completed the acquisition of the Company pursuant to an Agreement and Plan of Merger dated November 11, 2008. These financial statements were not prepared in contemplation of the acquisition and accordingly, do not include any adjustments relating to the acquisition.

2.                                    Inventories

Inventories consist of the following:

September 30 and December 31, respectively,	2008	2007

Inventories:
Raw materials	$2,752,870	$1,874,596
Work in process	46,001	58,302
Finished goods	63,623	63,288

Allowance for inventory reserves	(671,754)	(66,000)

	$2,190,740	$1,930,186

In September 2008, the company increased its inventory reserve by $605,754 principally due to obsolete probe set products, which were replaced by a newer product version.

3.                                    Property and Equipment

Property and equipment consists of the following:

September 30 and December 31, respectively,	2008	2007
Computer equipment and software	$877,523	$861,720
Laboratory and office equipment	3,033,327	2,887,787
Leasehold improvements	94,843	109,843
Manufacturing equipment	6,160	6,160
	4,011,853	3,865,510
Less accumulated depreciation and amortization	(3,572,170)	(3,396,493)

Property and equipment, net	$439,683	$469,017

Panomics, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

4.                                    Intangible Assets

	September 30, 2008			December 31, 2007
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Intangible Assets:
Customer related	$2,118,900	$1,883,467	$235,433	$2,118,900	$1,353,742	$765,158
Technology related	1,523,834	558,595	965,239	1,523,834	401,490	1,122,344
Licenses	318,408	84,909	233,499	318,408	61,028	257,380
Contract related	505,622	505,622	—	505,622	505,622	—

	$4,466,764	$3,032,593	$1,434,171	$4,466,764	$2,321,882	$2,144,882

All the acquired intangible assets are subject to amortization and are carried at cost less accumulated amortization. Amortization is computed over the estimated useful lives which are as follows:

Customer related —	3 years
Technology related —	5 to 10 years
Licenses —	10 years
Contract related —	1 to 1.5 years

Future expected amortization expense relating to intangible assets is as follows:

Year ending December 31	Amortization Expense

2008, remainder thereof	$236,904

2009	300,173
2010	241,314
2011	136,646
2012	127,137
thereafter	391,997

Total future expected amortization expense	$1,434,171

5.                                    Commitments and Contingencies

Leases - The Company occupies a facility located in Fremont, California under an operating lease arrangement. The lease provides for a rent escalation each year, and the Company is recognizing the total lease payments on a straight-line basis over the term of the lease. Effective August, 15 2008 the lease was amended to end July 31, 2011, and monthly payments were reduced.  In connection with this lease, a security deposit was given in the form of an irrevocable standby letter of credit issued by a bank which was reduced by the amendment to the amount of $109,216. This standby letter of credit is recorded in long-term restricted cash in the balance sheet. This letter of credit expires on September 30, 2011.

Panomics, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Future minimum lease payments under all noncancelable leases are as follows:

Year ending December 31,	Operating Lease

2008, remainder thereof	102,362

2009	415,158
2010	428,866
2011	254,836

Total future minimum lease payments	$1,201,222

Rent expense under the operating leases amounted to $371,298 and $377,478 for the nine months ended September 30, 2008 and 2007 respectively.

Technology Licenses - In May 2003, the Company entered into a license agreement with a pharmaceutical company whereby the Company obtained intellectual property rights to technology for the development, use and sale of gene expression product lines worldwide, and to market certain assay kits to the research market.  The agreement was entered into to develop products and to build customer relationships for the future sale of the developed gene expression products.  Under the agreement the licensor is obligated to supply the Company with the components of the assay kits, and the Company is obligated to pay the licensor a percentage of net revenues received from the sale of products containing the technology.  In January 2005 the parties modified the license agreement to reduce the royalty rates, expand the field where the Company may sell the products to include clinical trials, and modify exclusivity rights. During the year ended December 31, 2007 the Company paid a license fee of $100,000 to extend its exclusivity period for one year.  In the fourth quarter of 2008, the Company paid an additional fee of $300,000 to provide perpetual exclusivity. The license fees related to this agreement were charged to research and development expense when incurred (upon the due date of such fees) because the technology acquired under the agreement was incomplete and had no alternative future use.  There was no value ascribed to the assay kit marketing rights as the use of such rights was only to establish customer relationships for their future product line and assay kit sales are not expected to generate profits.

In 2006 and 2005 the Company entered into research and development agreements with third parties to fund certain research activities and to obtain exclusive rights to manufacture, use, and sell products using the technology developed. Under the agreements the Company is obligated to pay the licensors license fees, milestone payments, and a percentage of net revenue received from sales of products containing the technologies, subject to minimum royalty payments.  For the period ending September 30, 2008 and September 30, 2007, the Company paid or accrued the third parties fees in regard to these agreements totaling $336,391 and $154,657, respectively, net of reimbursements.  The company received reimbursements of $75,000 for each of the same

Panomics, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

periods.  The license fees were charged to research and development expense as incurred, because the technology under the agreements was incomplete and had no alternative future use.  In the fourth quarter of 2008 and 2007, the Company was required to pay $51,196 and $96,577, respectively, to fund this research.  During the fourth quarter of 2008 and 2007, a sublicensor of the technology was obligated to reimburse the Company $25,000 of the fee.

Contingencies - From time to time, the Company may be subject to claims that arise in the normal course of business. Although the amount of any liability with respect to such litigation cannot be determined, in the opinion of management, the ultimate disposition of these claims is not likely to have a material adverse effect on the Company’s financial position, cash flows, or results of operations.

The Company, as permitted under California law and in accordance with its bylaws, indemnifies its officers and directors for certain events or occurrences, subject to certain limits, while they were serving at its request in such capacity. The maximum amount of potential future indemnification is unlimited; however, the Company has a director and officer insurance policy that enables the Company to recover a portion of any amounts paid. As a result of the insurance policy coverage, the Company believes the fair value of these indemnification agreements is minimal.

6.            Loan Payable and Capital Lease Obligation

The Company entered into a loan and security agreement (the “Loan Agreement”), on April 26, 2007 with a bank to provide working capital.  Under the terms of the Loan Agreement, the Company has a line of credit of up to $2 million subject to borrowing base limitations and a term loan of up to $4 million.  The borrowing base under line of credit consists generally of 80% of qualified accounts receivable.  The Company had until April 26, 2008 to draw upon the term loan during which time only payments of interest were due monthly.  Effective August 15, 2008 the loan agreement was amended to extend the maturity date to April 30, 2011 and change the interest rate to prime rate plus 1.0%.  Commencing May 1, 2008, the outstanding balance of the term loan was payable in equal monthly installments of principal plus interest through April 30, 2011.  The line of credit matures on March 31, 2009.  Interest on the line of credit and term loan is payable monthly at the prime rate plus 1.0% totaling 6.00% at September, 30 2008.

The Loan Agreement is secured by substantially all of the assets of the Company.  Loan covenants include minimum year to date revenues and prohibitions against paying any dividends, incurring additional indebtedness, mergers and acquisitions, and material adverse changes in the Company.  As of September 30, 2008, the Company was in full compliance with the covenants.  In connection with the subsequent sale of the Company, this loan was repaid in full (see Note 1).

At September 30, 2008, the outstanding balances of the line of credit and term loan were $0 and $3,381,818, respectively. At September 30, 2008 all of the line of credit and none of the term loan remained available for use by the Company.  The scheduled maturities of the term loan are as follows:

Panomics, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Year ended December 31,

2008, remainder thereof	$327,273

2009	1,309,091
2010	1,309,091
2011	436,363

Total	3,381,818

Presented in the balance sheet as follows:
Current portion of term loan	1,309,091

Long term portion of term loan	2,072,727
Less debt discount	(48,231)

Long term portion of loan payable	$2,024,496

In connection with the loan agreement the Company granted the lender a warrant exercisable for 251,383 shares of Series C Redeemable Convertible Preferred Stock with an exercise price of $.5967 per share.  The warrant has a term of 7 years and expires in April 2014.  This warrant was valued using the Black-Scholes Model with the following assumptions:  expected term- 7 year contractual life of the warrant, volatility- 46.4%, dividend yield- 0%, risk free interest rate- 4.58% and stock price of $.5967 per share.  The resulting fair value of $82,956 was recorded as a discount to the term loan and is being amortized over the life of the term loan using a method that approximates the effective interest method. During 2007 amortization of this discount totaled $17,363 and was recorded as interest expense in the Statement of Operations.

Because the warrant is exercisable into Series C Redeemable Convertible Preferred Stock which is contingently redeemable, in accordance with the guidance in SFAS 150 Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (as interpreted by the guidance in FASB Staff Position 150-5 Issuer’s Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That are Redeemable) the warrant has been classified and accounted for as a liability instrument at fair value, with changes in fair value being recorded in the Statement of Operations.  To date, changes in fair value of this warrant have been negligible. Accordingly the Company has classified this instrument as a long-term liability within the caption Warrant Liability in the Balance Sheet.

Panomics, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

The Company leases lab equipment under a capital lease expiring in January, 2011.  The capital lease contains a bargain purchase option which the Company intends to execute at the end of the lease term.  Future minimum lease payments under the capital lease obligation are as follows:

Year ended December 31,	Capital Leases

2008, remainder thereof	$7,100

2009	28,402
2010	28,402
2011	2,367

Total future minimum lease payments	66,271
Less: amount representing interest at 8.077%	(6,055)

Present value of future minimum lease payments	60,216
Less: Current portion of capital lease obligations	(24,429)

Long Term capital lease obligations	$35,787

7.            Stockholders’ Equity

Redeemable Convertible Preferred Stock — Series C1 and C2

The authorized, issued, and outstanding shares of redeemable convertible preferred stock and aggregate liquidation preference are as follows:

	September 30, 2008
	Shares Authorized	Shares Issued and Outstanding	Carrying Value	Aggregate Liquidation Preference

Series C1	55,433,992	55,182,609	32,621,978	32,927,463

Series C2	15,840,446	13,664,445	7,552,389	8,153,575

Total	71,274,438	68,847,054	$40,174,367	$41,081,038

In May and June of 2008 the Company issued 13,664,445 shares of its redeemable convertible preferred Series C2 preferred stock netting $8,005,334 after sale and issuance costs.  In connection with the issuance the Company granted warrants exercisable for 1,176,001 shares of Series C2 Redeemable Convertible Preferred Stock with an exercise price of $.5967 per share.  The warrants have a term of 5 years and expire in May and June of 2013.  These warrants were valued using the Black-Scholes Model with the following assumptions: expected term- 5 year contractual life of the warrant, volatility- 46.4%, dividend yield- 0%, risk free interest rate- 1.6% and a stock price of $0.6823 per share.  The resulting fair value of $369,989 was recorded as a discount against the series C2 proceeds.

Panomics, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Because the warrants are exercisable into Series C2 Redeemable Convertible Preferred Stock which is contingently redeemable, in accordance with the guidance in SFAS 150 Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (as interpreted by the guidance in FASB Staff Position 150-5 Issuer’s Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That are Redeemable) the warrant has been classified and accounted for as a liability at fair value.  Accordingly the Company has classified this instrument as a long-term liability within the caption Warrant Liability in the Balance Sheet.

Dividend Rights - Holders of Series C1 and C2 preferred stock are entitled to noncumulative dividends of approximately $0.05, per share if and when declared by the board of directors. These dividends are to be paid in advance of any distributions to Series A-1, Series B1-1 and B2-1 convertible preferred shareholders or common shareholders. No dividends have been declared through September 30, 2008.

Liquidation Rights - In the event of a liquidation or winding up of the Company, holders of Series C1 and C2 preferred stock are entitled to a liquidation preference of $0.5967 per share, together with any declared but unpaid dividends, in preference over holders of the Series A-1, Series B-1, Series B2-1, and Series Z convertible preferred stock and common stock; provided however, that if the total liquidation proceeds are insufficient to pay (1) the Series C1 and C2 preference, and (2) to permit payment to the holders of the Series Z preferred stock of at least 5% of the total liquidation proceeds, then the Series C1 and C2 preference will be reduced until holders of Series Z preferred stock receive 5% of the total liquidation proceeds.

Upon completion of the distributions required to the Series C1 and C2 shareholders, the holders of Series A-1, Series B-1, and Series B2-1 convertible preferred stock are entitled to a liquidation preference of $6.00, $6.90, and $7.504 per share, respectively, together with any declared but unpaid dividends (collectively the “Convertible Preferred Liquidation Preferences”), over holders of Series Z convertible preferred stock and common stock; provided however, that if the total liquidation proceeds are insufficient to pay (1) the Series C1 and C2 preference and Convertible Preferred Liquidation Preferences in full, and (2) to permit payment to the holders of the Series Z preferred stock net proceeds of at least 5% of the total liquidation proceeds, then the liquidation preferences to the Convertible Preferred Liquidation Preferences will be reduced prorata until holders of Series Z preferred stock receive 5% of the total liquidation proceeds.

The remaining assets of the Company shall be distributed among the holders of the preferred and common stock pro rata based on the number of shares of common stock held (assuming full conversion of all preferred stock); provided however, that if the total liquidation proceeds are insufficient to pay (1) the Series C1 and C2 preference and Convertible Preferred Liquidation Preferences in full, and (2) to permit payment to the holders of the Series Z preferred stock net proceeds of at least 10% of the total liquidation proceeds, then (1) the amount payable to holders of common stock shall be reduced and the Series Z distribution will be increased until the Series Z shareholders have received 10% of the total liquidation proceeds; and provided further that, if the amount to be received by the common stockholders has been reduced to zero and the holders of the Series Z preferred stock have not received at least 5% of the total liquidation proceeds, then the amount payable to all holders of Series C1 and C2, Series A-1, Series B1-1 and Series B2-1 preferred stock shall be reduced prorata until holders of the Series Z preferred stock receive at least 5% of the total net liquidation proceeds.

Panomics, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Conversion Rights - Each share of Series C1 and C2 preferred stock, at the option of the holder, is convertible into a number of fully paid shares of common stock as determined by dividing $0.5967 by the conversion price in effect at the time.  The conversion price per share of Series C1 and C2 preferred stock is $0.490875 and is subject to adjustment in accordance with conversion provisions contained in the Company’s articles of incorporation.  Conversion is automatic upon the closing of an underwritten public offering with aggregate offering proceeds exceeding $25,000,000 and the per share public offering price of which is not less than $2.98; or upon agreement of the majority of the holders of Series C1 and C2 preferred stock outstanding.  Each share of Series C1 and C2 preferred stock, at the option of the holder, is also convertible into Series Z convertible preferred stock on a one for one basis to an aggregate maximum of 14,746,436 shares.

Voting Rights - The holder of each share of Series C1 and C2 preferred stock is entitled to one vote for each share of common stock into which it could be converted.

Redemption Rights - The holders of Series C1 and C2 preferred stock are entitled at anytime after May 29, 2013 with the approval of stockholders holding 50% of the then outstanding Series C1 and C2 preferred shares to require the Company to redeem all shares of Series C1 and C2 preferred stock in 12 quarterly installments.  The redemption price for the Series C1 and C2 preferred stock is the higher of the fair market value of such shares or $0.5967 per share plus an amount equal to declared and unpaid dividends on such shares.

Convertible Preferred Stock — Series A-1, B1-1, B2-1 and Z

The authorized, issued, and outstanding shares of convertible preferred stock and aggregate liquidation preferences are as follows:

	September 30, 2008
	Shares Authorized	Shares Issued and Outstanding	Carrying Value	Aggregate Liquidation Preference

Series A-1	251,692	251,692	1,510,180	1,510,152
Series B1-1	827,419	806,927	5,652,148	5,567,796
Series B2-1	297,171	286,511	2,252,668	2,149,979
Series Z	29,492,873	216,027	615,286

	30,869,155	1,561,157	10,030,282	9,227,927

	December 31, 2007
	Shares Authorized	Shares Issued and Outstanding	Carrying Value	Aggregate Liquidation Preference

Series A-1	289,926	251,692	$1,510,180	$1,510,152
Series B1-1	942,313	806,927	5,652,148	5,567,796
Series B2-1	337,153	286,511	2,252,668	2,149,979
Series Z	29,492,873	214,916	443,177	—

	31,062,265	1,560,046	$9,858,193	$9,227,927

Panomics, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

During the year the Company issued 1,111 shares of Series Z convertible preferred stock at $0.18 per share in exchange for cash proceeds of $200 in connection with the exercise of Series Z stock options.

Conversion Rights - Each share of Series A-1, Series B1-1 and Series B2-1 convertible preferred stock, at the option of the holder, is convertible into a number of fully paid shares of common stock as determined by dividing the respective preferred stock issuance price by the conversion price in effect at the time.  The current conversion price per share of Series A-1, Series B1-1 and Series B2-1 preferred stock is $1.1010499, $1.087920, and $1.139884, respectively, and is subject to adjustment in accordance with conversion provisions contained in the Company’s articles of incorporation.  Conversion is automatic upon the closing of an underwritten public offering with aggregate offering proceeds exceeding $25,000,000 and the per share public offering price of which is not less than $2.98; or each series of convertible preferred stock will automatically convert upon agreement of the of the holders of Series A-1, Series B1-1 and Series B2-1 preferred stock holding 50%, 71% and 50% of the outstanding shares, respectively.  Each share of Series Z convertible preferred stock, at the option of the holder, is convertible into one share of common stock.

Dividend Rights - Holders of Series A-1, Series B1-1, and Series B2-1 convertible preferred stock are entitled to noncumulative dividends of $0.48, $0.55, and $0.60 per share, respectively, if and when declared by the board of directors. These dividends are to be paid in advance of any distributions to common shareholders.  Holders of Series Z convertible preferred stock are entitled to noncumulative dividends when and if declared by the board of directors.  No dividends have been declared through September 30, 2008.

Liquidation Rights - See “Redeemable Convertible Preferred Stock - Series C” for a discussion of the liquidation rights of the Series A-1, Series B1-1, Series B2-1, and Series Z convertible preferred stock.

Voting Rights - Each share of Series A-1, Series B1-1, Series B2-1, and Series Z convertible preferred stock is entitled to voting rights equivalent to the number of shares of common stock into which each share can be converted.

Common Stock - In the period from inception (April 21, 2000) to December 31, 2000, the Company issued 800,000 shares of its common stock to founders of the Company under restricted stock purchase agreements with a weighted-average fair value of $0.50 per share. Under the terms of the restricted stock purchase agreements, shares purchased generally vest over a four-year period. Unvested shares are subject to repurchase by the Company at the original issuance price.  As of September 30, 2008 and 2007, there were no founder shares subject to repurchase.

2004 Series Z Preferred Stock Incentive Plan - The Company’s 2004 Series Z Preferred Stock Incentive Plan (the “2004 Plan”) was adopted by the board of directors in July 2004. At September 30, 2008, there were 14,530,409 shares of Series Z preferred stock authorized for issuance under the Plan, of which 722,312 shares were available for future grant. Pursuant to the Plan, options or stock purchase rights may be granted to employees and consultants of the Company. Options granted may be either incentive stock options or nonstatutory stock options. Incentive stock options may be granted to employees with exercise prices of no less than the fair

Panomics, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

value of the Series Z preferred stock on the grant date, and nonstatutory options may be granted to employees or consultants at exercise prices of no less than 85% of the fair value of the Series Z preferred stock on the grant date, as determined by the board of directors. Options become vested as determined by the board of directors, generally ratably over four years. Options granted under the Plan expire no more than 10 years after the date of grant.

The Company estimates the fair value of stock options using Black-Scholes Model, consistent with the provisions of SFAS 123(R). The fair value of each option grant using the Black-Scholes option valuation model with the following weighted average assumptions for the nine months ended September 30, 2008 and the year ended December 31, 2007 was $0.09 and $0.06 respectively:

September 30 and December 31, respectively	2008	2007

Expected dividend yield	—	—
Expected stock price volatility	46.4%	46.4%
Risk-free interest rate	3.17 – 3.48%	4.00 – 4.78%
Expected life in years	6.1	6.1
Stock price	$0.18	$0.11 – 0.18

The total stock-based compensation expense resulting from stock options for the nine months ended September 30, 2008 and 2007 was $ 171,889 and $ 181,954, respectively.

The stock based compensation expense was recorded under General and Administrative expense in both years.

The following table summarizes Z preferred stock option activity in the 2004 Plan:

	Outstanding Options
	Shares Available for Grant	Number of Shares	Weighted- Average Exercise Price
Balances at December 31, 2006	743,243	10,954,418	—
Shares authorized	2,850,000	—	—
Options granted	(3,271,194)	3,271,194	$0.11
Options exercised	—	(16,141)	$0.10
Options cancelled	407,763	(407,763)	$0.10
Balances at December 31, 2007	729,812	13,801,708	—
Options granted	(60,000)	60,000	$0.18
Options exercised	—	(1,111)	$0.18
Options cancelled	52,500	(52,500)	$0.13

Nine Months Ended September 30, 2008	722,312	13,808,097

Panomics, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

Details of the Company’s stock options at September 30, 2008, are as follows:

Options Outstanding and Exercisable
Exercise Price	Number of Shares Under Option	Weighted-Average Remaining Contractual Life
$0.08	5,080,503	6.08
$0.11	8,533,705	7.95
$0.18	193,889	9.22
Total	13,808,097

Since inception of the 2004 Plan the Company has granted 1,085,488 options to consultants.  The consultant option activity has been reflected in the tables above.  These options generally vest over a four-year period.  The related compensation expense, calculated in accordance with Emerging Issues Task Force Issue (EITF) No. 96-18.  Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services (“EITF 96-18”) has not been significant.

The valuation of the stock options granted to consultants was made in accordance with EITF 96-18 using the Black-Scholes valuation model with the following assumptions for nine months ended September 30, 2008 and year ended December 31, 2008 and 2007:

September 30 and December 31, respectively	2008	2007
Expected dividend yield	—	—
Expected stock price volatility	46.4%	46.4%
Risk-free interest rate	3.25%	4.00%
Expected life in years	6 - 7	7 - 8
Stock price	$0.18	$0.18

Common Shares Reserved

At September 30, 2008, the Company had reserved shares of common stock for future issuances as follows:

Series A-1 convertible preferred stock	251,692
Series B1—1 convertible preferred stock	806,927
Series B2—1 convertible preferred stock	286,511
Series C1 and C2 preferred stock	68,847,054
2005 Series Z Preferred Stock Incentive Plan:
Options outstanding	13,808,097
Reserved for future grants	722,312
Warrants to purchase convertible preferred stock	1,458,536
86,181,129

Panomics, Inc.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

8.            Income Taxes

There is no current provision for income taxes due to the taxable losses incurred by the Company from inception to September 30, 2008. As of September 30, 2008 there have been no material changes to the composition of the Company’s deferred tax assets, upon which a 100% valuation allowance has been recorded due to uncertainty as to their realization.

9.            Related party transactions

On February 8, 2006 the Company entered into license and research collaboration agreements with an investor, who purchased shares of Series C preferred stock. The Company granted the investor rights to certain technology held by the Company and the investor agreed to conduct research regarding the technology at their cost. The Company also entered into a Design and Distribution agreement with the investor, which granted the investor distribution rights for specific products. The agreement also provides for royalties to the Company on the sale of certain products by the investor that are designed by the Company. In 2006 the Company received a sub-license fee of $200,000 related to the agreements. Also for the nine months ended September 30, 2008 and 2007 the Company received revenue from the sale of Company’s products to the investor totaling $106,836 and $405,095 respectively.  The accounts receivable balance as of September 30, 2008 and December 31, 2007 was $25,323 and $44,131 respectively. During the nine months ended September 30, 2008 and 2007 respectively, the Company also purchased raw material from the investor totaling $62,226 and $23,716. As of September 30, 2007 and December 31, 2006, accounts payable to this investor were not significant.

For the nine months ended September 30, 2008 the Company received from the above investor an amount of $75,000 towards the reimbursement of expenses incurred in connection with the research agreement made with the University North Carolina.

On June 26, 2006, Panomics entered into a cross license agreement with a company owned by a past employee and shareholder of Panomics who was also a founder.  The agreement grants the shareholder’s company a worldwide, royalty bearing, non-exclusive license to specific Panomics intellectual properties and technology for use in certain fields. During the nine months ended September, 30th 2008 and 2007, there were no royalties earned under this agreement.  In exchange, the shareholder’s company granted Panomics a worldwide, non-royalty bearing, non-exclusive license of its IP and technology in specific fields of use.  During 2008 the shareholder’s company exercised an option to expand the field of use, and paid Panomics a $400,000 option exercise fee.  The fee is classified under Other Income in the Unaudited Condensed Consolidated Statements of Operations.  Panomics also entered into a consulting agreement with the shareholder commencing August 1, 2006 which was modified and extended until December 31, 2009.  During the nine months ended September 30, 2008 and 2007 Panomics made payments under the consulting agreement totaling $226,366 and $160,667, respectively, and had no related accounts payable balance at September 30, 2008 and December 31, 2007.